UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables set forth unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and June 30, 2013 and for the fiscal year ended December 31, 2013 and an unaudited condensed combined balance sheet as of June 30, 2014 based on the historical financial information of Mindesta, Inc. (“Mindesta”) and CTT Pharmaceuticals, Inc. (“CTT”), and give effect to the transaction as if it occurred on January 1, 2013 (first day of the most recently completed fiscal year), for purposes of the condensed combined statements of operations, and June 30, 2014 (latest interim balance sheet date), for purposes of the condensed combined balance sheet.

The following unaudited condensed combined pro forma financial information is intended to reflect how the acquisition of CTT and the consummation of the transaction might have impacted the historical financial statements of Mindesta. The unaudited pro forma condensed combined financial information and accompanying notes should be read in connection with the historical financial statements of Mindesta and CTT included elsewhere in this filing.

The unaudited pro forma condensed combined financial information gives effect to the acquisition of all of the outstanding common shares of CTT through the issuance of 149,183,285 common shares of Mindesta. The pro forma adjustments reflecting the completion of the acquisition account for the Share Exchange as a “reverse acquisition” in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), since the former shareholders of CTT will own a majority of the outstanding shares of Mindesta’s common stock immediately following the execution of the transaction.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of operating results that would have been achieved had the transaction been completed as of January 1, 2013 and does not intend to project the future financial results of Mindesta after the transaction. The unaudited pro forma condensed combined balance sheet does not purport to reflect what Mindesta’s financial condition would have been had the transactions closed on June 30, 2014 or for any future or historical period. The unaudited pro forma condensed combined statements of operations and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect the cost of any integration activities or the benefits from the acquisition and synergies that may be derived from any integration activities. There are no material transactions between Mindesta and CTT during the periods presented in the unaudited condensed combined financial information that would need to be eliminated.

Mindesta’s fiscal year ends on December 31, while CTT’s fiscal year ends on February 28. The unaudited condensed combined balance sheet as of June 30, 2014 combines the unaudited condensed balance sheets of Mindesta and CTT as of June 30, 2014 and May 31, 2014 respectively. The unaudited condensed combined statement of operations for the year ended December 31, 2013 combines the statement of loss of Mindesta the year ended December 31, 2013, and the statement of loss of CTT for the year ended February 28, 2014. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 combines the unaudited condensed statement of loss of Mindesta for the six months ended June 30, 2014 and CTT’s six months ended May 31, 2014 results, which were determined by adding the unaudited results of operations of CTT for the three months ended February 28, 2014 to the unaudited results of operations of CTT for the three months ended May 31, 2014. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 combines the unaudited condensed statements of loss of Mindesta for the six months ended June 30, 2013 and CTT six months ended May 31, 2013 results, which were determined by adding the unaudited results of operations of CTT for the three months ended February 28, 2013 to the unaudited results of operations of CTT for the three months ended May 31, 2013.

Mindesta Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2014

	Historical		Proforma
	Mindesta	CTT	adjustments	Proforma

Assets

Current
Cash	$222,114	$1,982	$-	224,096
Receivables	5,429	-	-	5,429

Total Assets	227,543	1,982	-	229,525

Liabilities

Current
Accounts payable	21,987	9,923	-	31,910
Due to shareholder	-	18,404	-	18,404
Due to related parties	120,000	-	-	120,000

Total Liabilities	141,987	28,327	-	170,314

Stockholders' Deficiency
Capital Stock
Common shares	21,395	76,472	(79,431)[1]	18,436
Additional paid-in capital	12,944,924	-	(12,801,332)[1]	143,592
Contributed surplus	118,370	89,108	(118,370)[1]	89,108
Deficit	(12,999,133)	(191,925)	12,999,133 [1]	(191,925)

Total Stockholders' Deficiency	85,556	(26,345)	-	59,211

Total Liabilities and Stockholders' Deficiency	$227,543	$1,982	$-	$229,525

Refer to Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

Mindesta Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Six Months Ended June 30, 2014

	Historical		Proforma
	Mindesta	CTT	adjustments	Proforma
Operating Expenses

Bank charges and interest	$-	$1,865	$-	$1,865
General and administration	25,077	-	-	25,077
Management fees and salaries	5,208	-	-	5,208
Professional fees	19,240	9,496	-	28,736

Total operating expenses	49,525	11,361	-	60,886

Gain (loss) from operations	(49,525)	(11,361)	-	(60,886)

Foreign exchange gain	1,014	-	-	1,014
Gain on shares returned to treasury	182	-	-	182
Loss on debt settlement	(25,004)	-	-	(25,004)

Income (loss) before income taxes	(73,333)	(11,361)	-	(84,694)

Provision for income taxes	-	-	-	-

Net loss and comprehensive loss for the period	$(73,333)	$(11,361)	$-	$(84,694)

Refer to Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

Mindesta Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Six Months Ended June 30, 2013

	Historical		Proforma
	Mindesta	CTT	adjustments	Proforma
Operating Expenses

Bank charges and interest	$-	$1,999	$-	$1,999
Exploration expense	13,454	-	-	13,454
General and administration	64,282	-	-	64,282
Management fees and salaries	6,250	-	-	6,250
Professional fees	38,868	412	-	39,280

Total operating expenses	122,854	2,411	-	125,265

Gain (loss) from operations	(122,854)	(2,411)	-	(125,265)

Interest and other income	1,645	-	-	1,645
Foreign exchange loss	(7,267)	-	-	(7,267)
Gain on sale of marketable securities	24,318	-	-	24,318

Income (loss) before income taxes	(104,158)	(2,411)	-	(106,569)

Provision for income taxes	-	-	-	-

Net Income (loss) for the year	(104,158)	(2,411)	-	(106,569)

Other comprehensive loss				-

Unrealised loss on available for sale securities	(4,984)	-	-	(4,984)

Total comprehensive income (loss) for the period	$(109,142)	$(2,411)	$-	$(111,553)

Refer to Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

Mindesta Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2013

	Historical		Proforma
	Mindesta	CTT	adjustments	Proforma
Operating Expenses

Bank charges and interest	$-	$3,839	$-	$3,839
Exploration expense	14,954	-	-	14,954
General and administration	(160,382)	-	-	(160,382)
Management fees and salaries	12,500	-	-	12,500
Professional fees	40,727	15,459	-	56,186

Total operating expenses	(92,201)	19,299	-	(72,902)

Gain (loss) from operations	92,201	(19,299)	-	72,902

Interest and other income	1,645	-	-	1,645
Foreign exchange loss	(7,700)	-	-	(7,700)
Gain on sale of marketable securities	24,318	-	-	24,318

Income (loss) before income taxes	110,464	(19,299)	-	91,165

Provision for income taxes	-	-	-	-

Net Income (loss) for the year	110,464	(19,299)	-	91,165

Other comprehensive loss

Unrealised gain (loss) on available for sale securities	(4,984)	-	-	(4,984)

Total comprehensive income (loss) for th eyear	$105,480	$(19,299)	$-	$86,181

Refer to Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

1.	Basis of Presentation

On September 9, 2014, Mindesta, Inc. “Mindesta”) completed a Share Exchange Agreement (the “Share Exchange”) with CTT Pharmaceuticals, Inc. “(CTT”), the shareholders of CTT (the “CTT Shareholders”), and the controlling stockholders of Mindesta (the “Mindesta Controlling Stockholders”). Pursuant to the terms of the Share Exchange, Mindesta will acquire 100% of the shares of common stock of CTT from the CTT Shareholders and in exchange shall issue 149,183,285 common shares to the CTT Shareholders. Upon closing, and as a result of the Share Exchange, CTT shall become a wholly-owned subsidiary of Mindesta and Mindesta will carry on the business of CTT as its primary business.

The Share Exchange will be accounted for as a “reverse acquisition”, since the former shareholders of CTT will own a majority of the outstanding shares of Mindesta’s common stock immediately following the execution of the transaction. CTT is deemed to be the accounting acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for the periods prior to the transaction will be those of CTT and will be recorded at the historical cost basis of CTT. After completion of the transaction, Mindesta’s consolidated financial statements will include the assets and liabilities of Mindesta and CTT, the historical operations of CTT, and the operations of Mindesta from the closing date of the Transaction.

The following unaudited condensed combined pro forma financial information is intended to reflect how the acquisition of CTT and the consummation of the transaction might have impacted the historical financial statements of Mindesta. The unaudited pro forma condensed combined financial information and accompanying notes should be read in connection with the historical financial statements of Mindesta and CTT included elsewhere in this filing.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the Share Exchange and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the Share Exchange Agreement occurred at the beginning of the periods presented.

2.	Pro Forma Adjustments

1.

To reflect the issuance of 149,183,285 common shares of Mindesta in exchange for 100% of the outstanding common shares of CTT and reclassify accumulated deficit to additional paid in capital in accordance with the principles applicable to reverse acquisition accounting. After giving effect to the share issuance, there are 184,368,022 common shares of Mindesta outstanding.